Hogan Lovells US LLP 1735 Market Street, 23rd Floor Philadelphia, PA 19103 T +1 267 675 4600 F +1 267 675 4601 www.hoganlovells.com

March 16, 2018

Board of Directors
Eleven Biotherapeutics, Inc.
215 First Street, Suite 400
Cambridge, MA 02142

Ladies and Gentlemen:
We are acting as counsel to Eleven Biotherapeutics, Inc., a Delaware corporation (the “Company”), in connection with its registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission relating to the proposed public offering of up to $150,000,000 in aggregate amount of one or more series of the following securities of the Company: (i) debt securities (the “Debt Securities”), (ii) shares of common stock, $0.001 par value per share (the “Common Shares”), (iii) shares of preferred stock (the “Preferred Shares”), (iv) Preferred Stock represented by depositary receipts (the “Depositary Shares”), (v) warrants to Purchase Debt Securities (the “Debt Warrants”), (vi) warrants to purchase Preferred Shares (the “Preferred Stock Warrants”); (vii) warrants to purchase Common Shares (the “Common Stock Warrants”); (viii) warrants to purchase Depositary Shares (the “Depositary Share Warrants”), (ix) stock purchase contracts to purchase Preferred Shares, Common Shares or Depositary Shares (the “Stock Purchase Contracts”), (v) purchase units consisting of a combination of a Stock Purchase Contract and a beneficial interest in Debt Securities, Preferred Shares, Common Shares, Debt Warrants, Preferred Stock Warrants, Common Stock Warrants or Depositary Share Warrants (the “Purchase Units,” and together with the Debt Securities, the Common Shares, the Preferred Shares, the Debt Warrants, the Preferred Stock Warrants, the Common Stock Warrants, the Depositary Share Warrants and Stock Purchase Contracts, the “Securities”), all of which may be sold from time to time and on a delayed or continuous basis, as set forth in the prospectus which forms a part of the Registration Statement, and as to be set forth in one or more supplements to the prospectus. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S‑K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.
For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including pdfs). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

Hogan Lovells US LLP is a limited liability partnership registered in the District of Columbia. “Hogan Lovells” is an international legal practice that includes Hogan Lovells US LLP and Hogan Lovells International LLP, with offices in: Alicante Amsterdam Baltimore Beijing Berlin Brussels Caracas Colorado Springs Denver Dubai Dusseldorf Frankfurt Hamburg Hanoi Ho Chi Minh City Hong Kong Houston London Los Angeles Madrid Miami Milan Moscow Munich New York Northern Virginia Paris Philadelphia Prague Rome San Francisco Shanghai Silicon Valley Singapore Tokyo Ulaanbaatar Warsaw Washington DC Associated offices: Budapest Jakarta Jeddah Riyadh Zagreb. For more information see www.hoganlovells.com

Eleven Biotherapeutics, Inc.	March 16, 2018

For purposes of this opinion letter, we have assumed that (i) the issuance, sale, amount and terms of any Securities of the Company to be offered from time to time will have been duly authorized and established by proper action of the board of directors of the Company or a duly authorized committee of such board (“Board Action”) consistent with the procedures and terms described in the Registration Statement and in accordance with the Company’s certificate of incorporation and bylaws and applicable Delaware corporate law, in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or otherwise impair the legal or binding nature of the obligations represented by the applicable Securities; (ii) at the time of offer, issuance and sale of any Securities, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended (the “Act”), and no stop order suspending its effectiveness will have been issued and remain in effect; (iii) any Debt Securities will be issued pursuant to an indenture for Debt Securities substantially in the form of the senior indenture filed as Exhibit 4.9 to the Registration Statement or in the form of the subordinated indenture filed as Exhibit 4.10 to the Registration Statement, with items shown in either such exhibit as subject to completion completed in a satisfactory manner; (iv) the indenture under which any Debt Securities are issued will be qualified under the Trust Indenture Act of 1939, as amended; (v) any Debt Warrants will be issued under one or more debt warrant agreements, each to be between the Company and a financial institution identified therein as a warrant agent (for which the governing law will be the laws of the State of New York); (vi) any Preferred Stock Warrants will be issued under one or more equity warrant agreements, each to be between the Company and a financial institution identified therein as a warrant agent (for which the governing law will be the laws of the State of New York); (vii) any Common Stock Warrants will be issued under one or more equity warrant agreements, each to be between the Company and a financial institution identified therein as a warrant agent (for which the governing law will be the laws of the State of New York); (viii) any Depositary Share Warrants will be issued under one or more equity warrant agreements, each to be between the Company and a financial institution identified therein as a warrant agent (for which the governing law will be the laws of the State of New York); (ix) prior to any issuance of Preferred Shares or Depositary Shares, appropriate certificates of designation will be accepted for record by the Secretary of State of the State of Delaware; (x) any Depositary Shares will be issued under one or more deposit agreements by a financial institution identified therein as a depositary, each deposit agreement to be between the Company and the financial institution identified therein as a depositary (for which the governing law will be the laws of the State of New York); (xi) any Stock Purchase Contracts will be issued under one or more purchase contract agreements, each to be between the Company and the financial institution identified therein as a purchase contract agent (for which the governing law will be the laws of the State of New York); (xii) any Purchase Units will be issued under one or more purchase contract agreements, each such agreement to be between the Company and the financial institution identified therein as a purchase contract agent (for which the governing law will be the laws of the State of New York);(xiii) if being sold by the issuer thereof, the Securities will be delivered against payment of valid consideration therefor and in accordance with the terms of the applicable Board Action authorizing such sale and any applicable underwriting agreement or purchase agreement and as contemplated by the Registration Statement and/or the applicable prospectus supplement; and (xiv) the Company will remain a Delaware corporation.
To the extent that the obligations of the Company with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion that the other party under the indenture for

Eleven Biotherapeutics, Inc.	March 16, 2018

any Debt Securities, under the warrant agreement for any Debt Warrants, Preferred Stock Warrants, Common Stock Warrants or Depositary Share Warrants, under the deposit agreement for any Depositary Shares and under the purchase contract agreement for any Stock Purchase Contracts or Purchase Units, namely, the trustee, the warrant agent, the depositary or the purchase contract agent, respectively, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage in the activities contemplated by such indenture, warrant agreement, deposit agreement or purchase contract agreement, as applicable; that such indenture, warrant agreement, deposit agreement or purchase contract agreement, as applicable, has been duly authorized, executed and delivered by the other party and constitutes the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party is in compliance with respect to performance of its obligations under such indenture, warrant agreement, deposit agreement or purchase contract agreement, as applicable, and with all applicable law, rules and regulations; and that such other party has the requisite organizational and legal power and authority to perform its obligations under such indenture, warrant agreement, unit agreement, deposit agreement or purchase contract agreement, as applicable.
This opinion letter is based as to matters of law solely on the applicable provisions of the following, as currently in effect: (i) as to the opinions given in paragraphs (b) and (c), the Delaware General Corporation Law, as amended, and (ii) as to the opinions given in paragraphs (a), (d), (e), (f), (g), (h), (i) and (j), the laws of the State of New York (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision below the state level). We express no opinion herein as to any other statutes, rules or regulations (and in particular, we express no opinion as to any effect that such other statutes, rules or regulations may have on the opinions expressed herein).
Based upon, subject to and limited by the foregoing, we are of the opinion that:
(a)    The Debt Securities (including any Debt Securities duly issued upon the exercise of Warrants and receipt by the Company of any additional consideration payable upon such exercise), upon due execution and delivery of an indenture relating thereto on behalf of the Company and the trustee named therein, and upon authentication by such trustee and due execution and delivery on behalf of the Company in accordance with the indenture and any supplemental indenture relating thereto, will constitute valid and binding obligations of the Company.
(b)    The Preferred Shares (including any Preferred Shares duly issued upon the exchange or conversion of Debt Securities that are exchangeable for or convertible into Preferred Shares or upon the exercise of Warrants and receipt by the Company of any additional consideration payable upon such conversion, exchange or exercise), upon due execution and delivery on behalf of the Company of certificates therefor, including global certificates, or the entry of the issuance thereof in the books and records of the Company, as the case may be, will be validly issued, fully paid and nonassessable.
(c)    The Common Shares (including any Common Shares duly issued upon the exchange or conversion of Debt Securities or Preferred Shares that are exchangeable for or convertible into Common Shares or upon the exercise of Common Stock Warrants and receipt by the Company of any additional consideration payable upon such conversion, exchange or exercise), upon due execution

Eleven Biotherapeutics, Inc.	March 16, 2018

and delivery on behalf of the Company of certificates therefor, including global certificates, or the entry of the issuance thereof in the books and records of the Company, as the case may be, will be validly issued, fully paid and nonassessable.
(d)    The Debt Warrants, upon due execution and delivery of a debt warrant agreement relating thereto on behalf of the Company and the warrant agent named therein and due authentication of the Debt Warrants by such warrant agent, and upon due execution and delivery of the Debt Warrants on behalf of the Company, will constitute valid and binding obligations of the Company.
(e)    The Preferred Stock Warrants, upon due execution and delivery of an equity warrant agreement relating thereto on behalf of the Company and the warrant agent named therein and due authentication of the Preferred Stock Warrants by such warrant agent, and upon due execution and delivery of the Preferred Stock Warrants on behalf of the Company, will constitute valid and binding obligations of the Company.
(f)    The Common Stock Warrants, upon due execution and delivery of an equity warrant agreement relating thereto on behalf of the Company and the warrant agent named therein and due authentication of the Common Stock Warrants by such warrant agent, and upon due execution and delivery of the Common Stock Warrants on behalf of the Company, will constitute valid and binding obligations of the Company.
(g)    The Depositary Share Warrants, upon due execution and delivery of an equity warrant agreement relating thereto on behalf of the Company and the warrant agent named therein and due authentication of the Depositary Share Warrants by such warrant agent, and upon due execution and delivery of the Depositary Share Warrants on behalf of the Company, will constitute valid and binding obligations of the Company.
(h)    The depositary receipts evidencing the Depositary Shares, upon due countersignature thereof and issuance against a deposit of duly authorized and validly issued Preferred Shares in accordance with the deposit agreement relating thereto, will be validly issued and entitle the holders thereof to the rights specified in such depositary receipts and deposit agreement.
(i)    The Stock Purchase Contracts, upon due execution and delivery of a purchase contract agreement relating thereto on behalf of the Company and the purchase contract agent named therein, and upon due execution and delivery of the Stock Purchase Contracts on behalf of the Company, will constitute valid and binding obligations of the Company.
(j)    The Purchase Units, upon due execution and delivery of a purchase contract agreement relating thereto on behalf of the Company and the purchase contract agent named therein and due authentication of the Purchase Units by such purchase contract agent, and upon due execution and delivery of the Purchase Units on behalf of the Company, will constitute valid and binding obligations of the Company.
The opinions expressed in Paragraphs (a) and (d)–(j) above with respect to the valid and binding nature of obligations may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or

Eleven Biotherapeutics, Inc.	March 16, 2018

other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and by the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the Securities are considered in a proceeding in equity or at law).
This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise of any changes in the foregoing subsequent to the effective date of the Registration Statement.
We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.
Very truly yours,

/s/ Hogan Lovells US LLP

HOGAN LOVELLS US LLP